UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2011

DTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of DTS, Inc. (the “Company”) approved market stock unit agreements (“MSU Agreements”) for the grant of certain performance-based equity awards under the Company’s 2003 Stock Plan.

Pursuant to the MSU Agreements, units payable in shares of common stock (the “Units”) will vest based on the attainment of certain performance criteria regarding both the Company’s total shareholder return and the performance of the Company as measured against the performance of the NASDAQ Composite Total Return Index (“XCMP”) over a 3-year performance period.  In order for the Units to vest, the Company must first satisfy a vesting threshold which is defined as the Company achieving a total shareholder return equal to the greater of (i) fifteen percent (15%) adjusted for inflation (using the Consumer Price Index for all Urban Consumers as reported for “All Items less Food and Energy” for the region where the Company’s headquarters are located, as determined by the Bureau of Labor Statistics, United States Department of Labor (or any successor index thereto for the same or similar areas)); and (ii) twenty percent (20%) over the performance period.  Assuming this vesting threshold is satisfied, the number of Units that vest will be determined by comparing the Company’s performance to the performance of the NASDAQ Composite Total Return Index for the performance period.  If the Company’s performance is twenty percent (20%) greater than the return for the NASDAQ Composite Total Return Index, then the “baseline” number of Units will vest.  If the Company’s performance exceeds the performance of the NASDAQ Composite Total Return Index, then a greater number of Units will vest on a 2.5:1 basis for each point that the Company’s performance is above twenty percent (20%) greater than the performance of the NASDAQ Composite Total Return Index; provided that the maximum number of Units that may vest shall equal two hundred percent (200%) of each individual’s baseline number.  If the Company outperforms the NASDAQ Composite Total Return Index by at least ten percent (10%), but less than twenty percent (20%), then the number of baseline Units that vest will be determined by reducing the baseline number for each individual on a 5:1 basis for the first five points that the Company’s performance is less than twenty percent (20%) greater than the performance of the NASDAQ Composite Total Return Index and on a 15:1 basis for the next five points that the Company’s performance is less than fifteen percent (15%) greater than the performance of the NASDAQ Composite Total Return Index; such that if the Company outperforms NASDAQ Composite Total Return Index by ten percent (10%) or less, the number of Units that vest will be zero.  If a “fundamental transaction” (as defined in the 2003 Stock Plan) occurs prior to the end of the 3-year performance period, the performance period will end as of the consummation of the fundamental transaction and the pro rata portion of the Units, if any, that vest under the formulae described above will immediately vest, with the remainder of such Units vesting ratably over the remainder of the 3-year period (with accelerated vesting if a grantee is terminated  without “cause” or quits with “good reason” after the fundamental transaction).

On February 27, 2011, the Committee granted Units to its Named Executive Officers pursuant to the MSU Agreements.  The baseline number and maximum number of Units that may vest are as follows:

Name	Title	Baseline Number of Units	Maximum Number of Units that May Become Vested

Jon E. Kirchner	President and Chief Executive Officer	70,000	140,000

Melvin L. Flanigan	Executive Vice President, Finance and Chief Financial Officer	22,000	44,000

Brian D. Towne	Executive Vice President and Chief Operating Officer	35,000	70,000

Frederick L. Kitson	Executive Vice President, Chief Technology Officer	25,000	50,000

Blake A. Welcher	Executive Vice President, Legal, General Counsel and Corporate Secretary	22,000	44,000

Additional information regarding the Named Executive Officers will be set forth in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in April 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: March 3, 2011	By:	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance and
Chief Financial Officer
(principal financial and accounting officer)